UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

GT ADVANCED TECHNOLOGIES INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway Merrimack, New Hampshire 03054 (Address of Principal Executive Offices, including Zip Code)

(603) 883-5200 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On October 31, 2013, GTAT Corporation (“GTAT”), a wholly-owned subsidiary of GT Advanced Technologies Inc., and Apple Inc. (“Apple”) entered into a Master Development and Supply Agreement and related Statement of Work (the “MDSA”), pursuant to which GTAT will supply sapphire material exclusively to Apple for consumer electronics.  GTAT has granted Apple certain intellectual property rights in connection with its sapphire growth technologies .

On October 31, 2013, GTAT also entered into a Prepayment Agreement with Apple pursuant to which GTAT will receive approximately $578 million (the “Prepayment Amount”), in four separate installments, as payment in advance for the purchase of sapphire goods.  GTAT is required to repay this amount ratably over a five year period ending in January 2020, either as a credit against Apple’s purchases of sapphire goods under the MDSA or as a direct cash payment.  GTAT’s obligation to repay the Prepayment Amount may be accelerated under certain circumstances.  GTAT’s obligations under the Prepayment Agreement are secured by certain of its assets.  While the MDSA specifies GTAT’s minimum and maximum supply commitments, there are no minimum purchase requirements under the terms of the MDSA.

Finally, on October 31, 2013, GTAT entered into a lease agreement (the “Lease Agreement”) with an affiliate of Apple in order to lease a facility in Mesa, Arizona that GTAT will use for the purpose of manufacturing the sapphire goods under the MDSA.

The foregoing does not purport to be a complete description of the MDSA, the Prepayment Agreement or the Lease Agreement, which will be filed with GT Advanced Technology Inc.’s Quarterly Report on Form 10-Q.

Item 1.02 Termination of Material Definitive Agreements.

On October 30, 2013, GT Advanced Technologies Inc. (the “Company”) terminated its credit agreement (the “Credit Agreement”), with Bank of America, N.A., (“Bank of America”) and the other lenders from time to time party thereto.  As of October 30, 2013, there was approximately $96 million outstanding under the term loan component of the Credit Agreement, which amount was paid in full on October 30, 2013 by the Company using its available cash.  As of October 30, 2013, there were no amounts outstanding under the revolving loan component of the Credit Agreement and no outstanding stand-by letters of credit under the Credit Facility.

Item 2.02  Results of Operations and Financial Condition.

On November 4, 2013, the Company issued a press release announcing financial results for the fiscal quarter ended September 28, 2013 and the entry into the sapphire material supply arrangements with Apple.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information in Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K and is incorporated herein by reference. A copy of the Company’s Investor Financial Summary for the third quarter ended September 28, 2013 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The Company hereby furnishes the information set forth in the press release issued on November 4, 2013 and the Investor Financial Summary for the fiscal quarter ended September 28, 2013, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated herein by reference.

The information, including Exhibit 99.1 and Exhibit 99.2, furnished in Items 2.02 and 7.01 of this Current Report on Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release dated November 4, 2013

99.2	Third Quarter Fiscal Year 2013 GT Advanced Technologies Inc. Investor Financial Summary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: November 4, 2013	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued November 4, 2013
99.2	Third Quarter Fiscal Year 2013 GT Advanced Technologies Inc. Investor Financial Summary.